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                                                                    EXHIBIT 23.3

Board of Directors
Florida Power Corporation:

We consent to incorporation by reference in the registration statements No. 33-55273 on Form S-3, No. 333-29897 and No. 333-63204 on Form S-3 of Florida
Power Corporation of our report dated February 15, 2001, relating to the balance sheets and schedules of capitalization of Florida Power Corporation as of December 31, 2000 and 1999, and the related statements of income, cash flows and common equity for the years then ended, which report appears in the Form 8-K of Florida Power Corporation dated March 15, 2002.


/s/ KPMG LLP
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KPMG LLP
St. Petersburg, Florida



March 15, 2002

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